                     THE TRAVELERS LIFE AND ANNUITY COMPANY
               o One Tower Square o Hartford, Connecticut o 06183

                                 A STOCK COMPANY


     We are pleased to provide you the benefits of this Variable Annuity Contract. Please read your contract and all attached forms carefully.


                         RIGHT TO EXAMINE THIS CONTRACT

          If this contract is returned to us at Our Office or to our Agent to be canceled within 10 days after its delivery to you, we will pay you the Contract Value determined as of the next valuation date after we receive the Written Request at Our Office, plus any premium tax charges or contract charges paid. If this Contract is issued as an Individual Retirement Annuity (IRA), and is returned to us at Our Office or to our Agent within 7 days of its delivery to you, we will pay to you the full amount of any premium paid, without adjustment for any premium tax charges or contract charges paid. After the contract is returned, it will be considered as never in effect.


     This contract is issued in consideration of the purchase payment. It is subject to the terms and conditions stated on the attached pages, all of which are a part of it.

                        Executed at Hartford, Connecticut



[GRAPHIC OMITTED]






                                    President


                    This is a legal contract between you and us.
                          READ YOUR CONTRACT CAREFULLY.

                  Individual Deferred Variable Annuity Contract
                    Life Annuity Commencing at Maturity Date

      Elective Options                                Non-Participating


        ANNUITY PAYMENTS AND OTHER VALUES PROVIDED BY THIS CONTRACT, WHEN
         BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE
           VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

                                TABLE OF CONTENTS

         Right to Examine this Contract                                                 Cover Page

         Contract Specifications                                                        Pages 3-4

         Definitions                                                                    Page 5

         Owner, Beneficiary and Annuitant Provisions                                    Pages 6-7

         Purchase Payment and Valuation Provisions                                      Pages 8-10

         Death Benefit Provisions                                                       Page 11

         Settlement Provisions                                                          Pages 12-13

         General Provisions                                                             Pages 14-15

         Table of Values                                                                Page 16

         Annuity Tables                                                                 Pages 17-22





              Any Riders or Endorsements follow the Annuity Tables.

                             CONTRACT SPECIFICATIONS


OWNER                                       CONTRACT NUMBER
JOINT OWNER
CONTINGENT ANNUITANT
ANNUITANT
CONTRACT DATE
MATURITY DATE
PRINCIPAL PROTECTION EXPIRATION DATE
[PURCHASE PAYMENT]
-------------------------------------------------------------------------
[MINIMUM PURCHASE PAYMENT: [$10,000]
MAXIMUM PURCHASE PAYMENT WITHOUT OUR APPROVAL:  [$1,000,000]

SEPARATE ACCOUNT:  [THE TRAVELERS FUND BD IV]

INVESTMENT OPTIONS:
      Funding Options:                            [Principal Protection Fee]
           [Smith Barney Series Fund
               Equity Index Portfolio*]           [2.00% on an annual basis]
           [Cash Income Trust]
      Fixed Option

      [*also available for Principal Protection]

Administrative Charge:  [.15% on an annual basis]
Mortality and Expense Risk Charge:  [1.45% on an annual basis]
The Administrative Charge and Mortality and Expense Risk Charge result in a daily deduction of [.00004384] per fund.

Contract Fee: [$30.00 if Contract Value is less than $50,000 on the date the charge assessed. Assessed annually on fourth Friday of August each year.]

Amounts deducted on surrender:

                                          Deferred Sales                [ Principal Protection
                                         Charge Percent                  Cancellation Charge
                                     (Percent of Purchase                (Percent of Purchase
                                           Payment Not                        Payment Not
           Contract Year             Previously Surrendered)            Previously Surrendered) ]
                [1                           6%                                  4%
                2                            6%                                  4%
                3                            5%                                  4%
                4                            5%                                  4%
                5                            4%                                  4%
                6                            4%                                  4%
                7                            3%                                  4%
                8                            2%                                  4%
                9+                           0%                                  0%]

Withdrawal Allowance: After the first Contract Year, you may take partial surrenders of up to [10%] of your Contract Value annually as of the first Valuation Date of any given Contract Year without imposition of otherwise applicable contract charge(s) and fee(s). We reserve the right to not permit a Withdrawal Allowance on a full surrender.

Allowable distributions prior to Contract Discontinuance not subject to amounts deducted on surrender: [Death and minimum distribution (as defined by the Internal Revenue Code).]

Transfer Charge: We reserve the right to assess a transfer charge of up to [$10.00] on transfers exceeding [12] per year.

Upon annuitization, the Assumed Daily Net Investment Factor is [1.000081] for Funding Options.

Termination: We reserve the right to terminate this contract when the Contract Value is less than [$2,000].

Fixed Option Guaranteed Interest Periods: The initial rate for any deposit is guaranteed for [one year] from date of deposit. Subsequent renewal rates will be guaranteed for a calendar quarter.

Transfers: You may transfer up to [15%] of the Fixed Option value to any of the Funding Options twice per year during the 30 days following the semi-annual Contract Date anniversary.




If you have any questions concerning your contract, please contact Us at [1-800-842-8573].

================================================================================
                                   DEFINITIONS
================================================================================

Accumulation Unit - an accounting unit of measure used to calculate the value of this contract before Annuity payments begin.

Age - age last birthday.

Annuitant - the person on whose life the Maturity Date and Annuity payments depend.

Annuity Unit - an accounting unit of measure used to calculate the amount of Annuity Payments.

Code - the Internal Revenue Code of 1986, as amended, and all related laws and regulations which are in effect during the term of this contract.

Contract Date - the date on which the contract is issued.

Contract Discontinuance - termination of this contract by Us or Your Written Request.

Contract Years - twelve month periods beginning with the Contract Date.

Death Report Date - the Valuation Date coincident with or next following the day on which we have received 1) Due Proof of Death and 2) a Written Request for an election of a single sum payment or an alternate Settlement Option as described in the contract.

Due Proof of Death - (I) a copy of a certified death certificate; (ii) a copy of a certified decree of a court of competent jurisdiction as to the finding of death; (iii) a written statement by a medical doctor who attended the deceased; or (iv) any other proof satisfactory to us.

Fixed Option - an account that consists of the assets under this contract other than those in the Separate Account.

Funding Option - that portion of the assets of a Separate Account which is allocated to a particular Underlying Fund.

Investment Options - the Funding Options and/or the Fixed Options under this contract.

Maturity Date - the date on which the Annuity payments are to begin.

Our Office - the Home Office of The Travelers Life and Annuity Company or any other office which we may designate for the purpose of administering this contract.

Premium Tax - the amount of tax, if any charged by the state or municipality. We will deduct any applicable Premium Tax from the Contract Value either upon Surrender, annuitization, death, or at the time the Purchase Payment is made, but no earlier than when We have the liability under state law.

Recorded - a Written Request is recorded when the information is noted in our file for this contract.

Separate Accounts - those Separate Accounts indicated in the Contract Specifications which we established for this class of contracts and certain other contracts.

Settlement Options - an Annuity option elected under this contract.

Tax Qualified Contract - a contract used in a retirement plan or program that is intended to qualify under Sections 401, 403, 408 or 414(d) of the Code.

Underlying Fund - an open-end diversified management investment company indicated in the Contract Specifications, which serves as a variable investment option under the Separate Account.

Valuation Date - a date on which a Funding Option is valued.

Valuation Period - the period between successive valuations.

We, us, our - The Travelers Life and Annuity Company.

Written Request - written information including requests for contract changes sent to us in a form and content satisfactory to us and received at Our Office.

You, your - the Owner, including a joint owner.

================================================================================
                   OWNER, BENEFICIARY AND ANNUITANT PROVISIONS
================================================================================

  Owner
  This contract belongs to the owner shown on the Contract Specifications or to any person subsequently named in a Written Request of transfer of owner as provided below. As owner, you have sole power during the Annuitant's lifetime to exercise any rights and to receive all benefits given in this contract provided you have not named an irrevocable Beneficiary and provided the contract is not assigned.

  You will be the recipient of all payments while the Annuitant is alive unless you direct them to an alternate recipient under a Recorded payment direction. An alternate recipient under a payment direction does not become the owner. A payment direction is revocable by you at any time by Written Request giving 30 days advance notice.

  Joint Owner
  Joint Owners may be named in a Written Request prior to the Contract Date. Joint owners may independently exercise transfers between accounts. All other rights of ownership must be exercised by joint action. Joint owners own equal shares of any benefits accruing or payments made to them. All rights of a joint owner end at death if another joint owner survives. The entire interest of the deceased joint owner in this contract will pass to the surviving joint owner.

  If the owner dies and is survived by the Annuitant before payment of an Annuity Option begins, any surviving joint or succeeding owner is the "designated beneficiary" referred to in Section 72(s) of the Code, and his or her rights pre-empt those of the Beneficiary named in a Written Request.

  Transfer of Owner
  You may transfer ownership by Written Request. You may not revoke any transfer after the effective date. Once the transfer of owner is Recorded by us, it will take effect as of the date of your Request, subject to any payments made or other actions taken by us before the recording.

  Unless provided otherwise, a transfer does not affect the interest of any Beneficiary designated prior to the effective date of the transfer.

  A transfer of ownership may have adverse tax consequences to you as the former owner.

  Assignment
  You may collaterally assign ownership of all or a portion of this contract by Written Request without the approval of any Beneficiary unless irrevocably named. You may not exercise any rights of ownership while the assignment remains in effect without the approval of the collateral assignee. We are not responsible for the validity of any assignment. Once the collateral assignment is Recorded by us, it will take effect as of the date of your Written Request, subject to any payments made or other actions taken by us before the Request is received.

  If a claim is made based on an assignment, we may require proof of interest of the claimant. A Recorded assignment takes precedence over any rights of a Beneficiary. Any amounts due under a Recorded assignment will be paid in a single sum.

  Please consult your tax advisor, an assignment may have adverse tax consequences to you.

  Creditor Claims
  To the extent permitted by law, no right or benefit of the owner or Beneficiary under this contract shall be subject to the claims of creditors or any legal process except as may be provided by an assignment.

  Beneficiary
  The Beneficiary is the party named in a Written Request. The Beneficiary has the right to receive any remaining contractual benefits upon the death of the Annuitant, or under certain circumstances, upon the death of the owner. If there is more than one Beneficiary surviving the Annuitant, the Beneficiaries will share equally in benefits unless different shares are Recorded with us by Written Request prior to the death of the Annuitant.

  If the owner dies and is survived by the Annuitant before payment of an Annuity Option begins, any surviving joint owner is the "designated beneficiary" referred to in Section 72(s) of the Code, and his or her rights pre-empt those of the Beneficiary named in a Written Request.

  Unless an irrevocable Beneficiary has been named, you have the right to change any Beneficiary by Written Request during the lifetime of the Annuitant and while the contract continues.

  Once a change in Beneficiary is Recorded by us, it will take effect as of the date of the Written Request, subject to any payments made or other actions taken by us before the recording.

  If no Beneficiary has been named by you, or if no Beneficiary is living when the Annuitant dies, the interest of any Beneficiary will pass:

      a.  if you are living, to you;
      b. if you have died and there is a surviving joint owner, to the joint owner;
      c. if you have died and there is not a joint owner surviving, to your estate.

  Annuitant
  The Annuitant is the individual shown on the Contract Specifications on whose life the first Annuity payment is made. The Annuitant may not be changed after the Contract Date.

  Contingent Annuitant
  You may name one individual as a contingent annuitant by Written Request prior to the Contract Date. A contingent annuitant may not be changed, deleted or added to the contract after the Contract Date. For purposes of this provision the owner cannot be the Annuitant.

  If the Annuitant dies prior to the Maturity Date while this contract is in effect and while the contingent annuitant is living:

       a.  the death benefit will not be payable upon the Annuitant's death;
       b.  the contingent annuitant becomes the Annuitant; and
       c. all other rights and benefits provided by this contract will continue in effect.

  When a contingent annuitant becomes the Annuitant, the Maturity Date remains the same as previously in effect, unless otherwise provided.

================================================================================
                    PURCHASE PAYMENT AND VALUATION PROVISIONS
================================================================================

  PURCHASE PAYMENT

  Purchase Payment
  The purchase payment is the payment you make for this contract and the benefits it provides. The single purchase payment must be made to the contract and is due and payable before the contract becomes effective. The purchase payment is payable to us at Our Office or to one of our authorized representatives. No purchase payments may be made to this contract after the single purchase payment.

  The net purchase payment applied to the Contract Value is equal to the purchase payment less any applicable premium tax charge.

  Allocation of Purchase Payment
  We will apply your net purchase payment to provide Accumulation Units of selected Funding Options and/or the Fixed Option of this contract. The purchase payment will be applied within two business days following its receipt at Our Office. The net purchase payment will be allocated to the Investment Options in the proportion specified by you for this contract. The available Underlying Funds to which Funding Option assets are allocated are shown on the Contract Specifications; underlying funds may be subsequently added or deleted.

  FUNDING OPTION VALUATION

  Number of Accumulation Units
  The number of Accumulation Units to be credited to each Funding Option once the purchase payment has been received by us will be determined by dividing the net purchase payment applied to that Funding Option by the then Accumulation Unit Value of that Funding Option.

  Accumulation Unit Value
  We determine the value of an Accumulation Unit in each Funding Option on each Valuation Date by multiplying the value on the immediately preceding Valuation Date by the net investment factor for that Funding Option for the Valuation Period just ended.

  The value of an Accumulation Unit on any date other than a Valuation Date will be equal to its value as of the next Valuation Date.

  Net Investment Factor
  The net investment factor is a factor applied to measure the investment performance of a Funding Option from one Valuation Period to the next. The net investment factor for a Funding Option for any Valuation Period is equal to the sum of 1.0000 plus the net investment rate.

  Each Funding Option's net investment rate for a Valuation Period is equal to the gross investment rate for that Funding Option, less the applicable Funding Option deduction for the Valuation Period.

  All Funding Option deductions are shown on the Contract Specifications.

  The gross investment rate of a Funding Option for a Valuation Period is equal to (1) divided by (2) where (1) is:

     a)   investment income, plus

     b)   capital gains and losses, whether realized or unrealized; less

     c) a deduction for any tax levied against the Separate Account and its Underlying Funds; and

  (2) is the amount of the assets at the beginning of the Valuation Period.

  The gross investment rate for a Funding Option may be either positive or negative. If a Funding Option is invested in shares of an Underlying Fund, assets are based on the net asset value of the Underlying Fund. Investment income includes any distribution whose ex-dividend date occurs during the Valuation Period.

  FIXED OPTION VALUATION

  Number of Accumulation Units - We will determine the number of Accumulation Units to be credited to the Fixed Option on receipt of a purchase payment by dividing the net purchase payment applied to the Fixed Option by the then dollar value of one Accumulation Unit Value of the Fixed Option.

  Accumulation Unit Value - We determine the value of an Accumulation Unit in the Fixed Option on any day by multiplying the value on the immediately preceding day by the net interest factor for the day on which the value is being determined.

  Net Interest Factor - The net interest factor for any day is the guaranteed net interest rate which is equivalent to an effective annual interest rate of 3.00%, plus 1.0000. The method of crediting additional interest will be at our discretion.

  Interest is declared in advance. Before Annuity payments begin, we may credit the Fixed Option with annual interest rates higher than the minimum guaranteed interest rate of 3.00%. Interest rates may be higher or lower than the initial interest rates, but not less than the minimum guaranteed interest rate of 3.00%. Additional amounts may be credited by us at our discretion for the guaranteed interest periods shown on the Contract Specifications.

  TRANSFER BETWEEN INVESTMENT OPTIONS

  You may transfer all or any part of the Contract Value from one Funding Option to any other Funding Option at any time up to 30 days before the due date of the first Annuity payment. Additionally, you may transfer a part of the Fixed Option value to any of the Funding Options, twice a year during the 30 days following the semi-annual Contract Date Anniversary in the amount shown on the Contract Specifications.

  Amounts may generally be transferred from the Funding Options to the Fixed Option at any time, up to 30 days before the due date of the first Annuity payment. Amounts previously transferred from the Fixed Option to the Funding Options may not be transferred back to the Fixed Option for a period of at least 6 months from the date of transfer. We reserve the right to limit the number of transfers from one Funding Option to any other Funding Option or to the Fixed Option. We will not limit these transfers to less than one in any six month period.

  Transfers between Investment Options will result in the addition or deletion of Accumulation Units having a total value equal to the dollar amount being transferred to or from a particular Investment Option. The number of Accumulation Units will be determined by using the Accumulation Unit Value of the Investment Options involved as of the next valuation after we receive notification of request for transfer. Transfers will be subject to any applicable Transfer charge stated on the Contract Specifications.

  CONTRACT VALUES

  Contract Value
  The Contract Value of this contract on any date equals the sum of the accumulated values in the Investment Options. The accumulated value in a Funding Option equals the number of outstanding Accumulation Units credited to that Funding Option, multiplied by the then Accumulation Unit Value for that Funding Option.

  The Guaranteed Value of the Fixed Option equals the accumulated values of the Fixed Option calculated by using the guaranteed net interest factor. The Guaranteed Values of the Fixed Option are shown in the Table of Values.

  Contract Fee
  A Contract Fee in the amount and for the period shown on the Contract Specifications will be deducted from the Contract Value to reimburse us for administrative expenses relating to the contract. The Contract Fee will be deducted by surrendering on a pro rata basis Accumulation Units from all Funding Options in which you have an interest.

  We will deduct the charge on a pro rata basis if the contract has been in effect for less than a full period on the date a Contract Fee is deducted. The Contract Fee will also be prorated upon full surrender or termination of the contract.

  Cash Surrender Value
  The Cash Surrender Value is equal to the Contract Value less any amounts deducted on surrender which are shown on the Contract Specifications and less any applicable Premium Tax not previously deducted.

  The Guaranteed Cash Surrender Value of the Fixed Option equals the Guaranteed Value of the Fixed Option less any amounts deducted on surrender which are shown on the Contract Specifications, less any applicable Premium Tax not previously deducted. For Guaranteed Cash Surrender Values of the Fixed Option, see the Table of Values.

  Cash Surrender
  You may elect by Written Request to receive the Cash Surrender Value of this contract before the due date of the first Annuity payment and without the consent of any Beneficiary unless irrevocably named. You may elect either a full or partial surrender of the Cash Surrender Value. In the case of a full surrender, this contract will be canceled. A partial surrender will result in a reduction in your Contract Value. If you have a balance in more than one Investment Option, your Contract Value will be reduced from all your investment options on a pro rata basis, unless you request otherwise.

  The Cash Surrender Value will be determined as of the next valuation following receipt of your Written Request. We may delay payment of the Cash Surrender Value of the Funding Options for a period of not more than five business days after we receive your Written Request. We may delay payment of the Cash Surrender Value of the Fixed Option for a period of not more than six months after we receive your Written Request.

================================================================================
                            DEATH BENEFIT PROVISIONS
================================================================================

  DEATH OF ANNUITANT
  A death benefit is payable to the Beneficiary upon the death of the Annuitant before the Maturity Date, unless prior to the Maturity Date there is a contingent annuitant surviving. A death benefit is also payable under those Settlement Options which provide for death benefits. We will pay the Beneficiary the death benefit in a single sum as described below upon receiving Due Proof of Death. A Beneficiary may request that a death benefit payable under this contract be applied to a Settlement Option subject to the provisions of this contract and the current tax laws.

  DEATH OF OWNER WITH ANNUITANT SURVIVING
  If the owner is not the Annuitant, and the owner dies (including the first of joint owners) before the Maturity Date and with the Annuitant surviving, we will recalculate the value of the death benefit under the provisions of Death Proceeds Prior To The Maturity Date below. The value of the death benefit, as recalculated, will be paid in a single lump sum or by other election to the party taking proceeds under the current tax laws. The party must take distributions no later than under the applicable elections of that provision. All references to annuitant in the Death Proceeds Prior to Maturity Date provision will be replaced with reference to the owner.

  DEATH PROCEEDS PRIOR TO THE MATURITY DATE
  If the Annuitant dies before age 85 and before the Maturity Date, we will pay the Beneficiary the greatest of a), b), or c) below, less any applicable Premium Tax as of the Death Report Date:

     a)   the Contract Value on the Death Report Date;

     b)   the purchase payment less total partial surrenders under the contract;
          or

     c) the Reset Death Benefit Value as of the Death Report Date. The Reset Death Benefit Value is redetermined once every eight years, at which time it is set equal to the then current Contract Value. The Reset Death Benefit Value will also be redetermined any time a partial surrender is taken by reducing the Reset Death Benefit Value by a Partial Surrender Reduction. A Partial Surrender Reduction is equal to
         (1) the amount of the Reset Death Benefit Value immediately prior to the partial surrender multiplied by (2) the amount of the partial surrender divided by the Contract Value immediately prior to the partial surrender.

  If the Annuitant dies on or after age 85 and before the Maturity Date, we will pay the Beneficiary the Contract Value on the Death Report Date less any applicable Premium Tax as of the Death Report Date.

  DEATH PROCEEDS AFTER THE MATURITY DATE
  If the Annuitant dies on or after the Maturity Date, we will pay the Beneficiary a death benefit consisting of any benefit remaining under the Annuity option then in effect.

================================================================================
                              SETTLEMENT PROVISIONS
================================================================================

  MATURITY DATE

  The Maturity Date is shown on the Contract Specifications. This is the date on which we will begin paying to you the first of a series of Annuity payments in accordance with the Settlement Option elected by you. Annuity payments will begin under this contract on the Maturity Date unless the contract has been fully surrendered or the proceeds have been paid to the Beneficiary prior to that date. We may require proof that the Annuitant is alive before Annuity payments are made. If no Maturity Date is specified, the automatic Maturity Date will be the greater of when the Annuitant reaches age 85 or ten years after the Contract Date.

  Additionally, to the extent permitted by law, at least 30 days before the original Maturity Date, you may change the Maturity Date by Written Request to any time prior to the Annuitant's 85th birthday or to a later date with our consent.

  ELECTION OF SETTLEMENT OPTIONS

  On the Maturity Date, or other agreed upon date, we will pay the amount payable under this contract to you in one lump sum or in accordance with the Settlement Option elected by you. While the Annuitant is alive, you may change your Settlement Option election by Written Request, but only before the Maturity Date. Once Annuity payments have commenced, no further election changes are allowed.

  During the Annuitant's lifetime, if no election has been made on the Maturity Date, we will pay to you the first of a series of monthly Annuity payments based on the life of the Annuitant, in accordance with Annuity Option 2, with 120 monthly payments assured.

  MINIMUM AMOUNTS

  The minimum amount that can be placed under a Settlement Option is $2,000 unless we consent to a lesser amount. If any periodic payments due are less than $100.00, we reserve the right to make payments at less frequent intervals.

  ALLOCATION OF ANNUITY

  At the time an election of one of the Annuity Options is made, the person electing the option may further elect to have the Cash Surrender Value applied to provide a Variable Annuity, a Fixed Annuity or a combination of both.

  If no election is made to the contrary, the value of a Funding Option will be applied when Annuity payments start to provide an Annuity which varies with the investment experience of that same Funding Option and the value of the Fixed Option will be applied to provide a Fixed Annuity.

  You may elect to transfer Contract Value from one Investment Option to another, as described in the provision "Transfer Between Accounts," in order to reallocate the basis on which Annuity payments will be determined. Once Annuity payments start, you may, with our consent, change the allocation of your values in each Funding Option.

  VARIABLE ANNUITY

  Amount of Basic First Payment

  The Life Annuity Tables are used to determine the basic first monthly Annuity payment. They show the dollar amount of the basic first monthly Annuity payment which can be purchased with each $1,000 applied. The actual amount of the basic payments in each Funding Option is found by multiplying the number of Annuity Units credited to the contract in that Funding Option by the Annuity Unit Value of the Funding Option as of the date 14 days prior to the date on which the payment is due. We reserve the right to require satisfactory proof of the age of any person on whose life Annuity payments are based before making the first payment under any of these options.

Annuity Unit Value

On any Valuation Date, the Annuity Unit Value for a Funding
Option equals the Funding Option Annuity Unit Value on the immediately preceding Valuation Date, multiplied by the net investment factor for that Funding Option for the Valuation Period just ended, divided by the Assumed Daily Net Investment Factor. The Assumed Daily Net Investment Factor is shown on the Contract Specifications.

The Value of an Annuity Unit as of any date other than a Valuation Date will be equal to its value as of the next succeeding Valuation Date.

Number of Annuity Units

We determine the number of Annuity Units credited to this contract in each Funding Option by dividing the basic first monthly Annuity payment attributable to that Funding Option by the Funding Option's Annuity Unit Value as of 14 days before the due date of the first Annuity payment.

Amount of Second and Subsequent Basic Payments

The dollar amount of the second and subsequent payments may change from month to month. The total amount of each Annuity payment will be equal to the sum of the basic payments in each Funding Option.

FIXED ANNUITY

A Fixed Annuity is an Annuity with payments which remain fixed as to dollar amount throughout the payment period. The Life Annuity Tables are used to determine the monthly Annuity payment. They show the dollar amount of monthly Annuity payment which can be purchased with each $1,000 applied. The amount applied to the Fixed Annuity will be equal to the Cash Surrender Value applicable to the Fixed Annuity determined as of the date Annuity payments start. If it would produce a larger payment, we agree that the Fixed Annuity payment will be determined using the Life Annuity Tables in effect on the Maturity Date.

ANNUITY OPTIONS

Subject to conditions stated in Elections Of Settlement Options and Minimum Amounts, all or any part of the Cash Surrender Value of this contract may be paid under one or more of the Annuity Options below. We may offer additional options.

Option 1. Life Annuity - No Refund

We will make monthly annuity payments during the lifetime of the person on whose life the payments are based, ending with the last monthly payment preceding death.

Option 2. Life Annuity with 120, 180 or 240 Monthly Payments Assured

We will make monthly Annuity payments during the lifetime of the person on whose life the payments are based. If at the death of that person, payments have been made for less than 120, 180, or 240 months, as elected, we will continue to make payments to the designated Beneficiary during the remainder of the period.

Option 3. Joint and Last Survivor Life Annuity

We will make monthly Annuity payments during the joint lifetime of two persons on whose lives payments are based and during the lifetime of the survivor. No more payments will be made after the death of the survivor.

Option 4. Joint and Last Survivor Life Annuity - Annuity Reduced on Death of Primary Payee

We will make monthly Annuity payments during the joint lifetime of two persons on whose lives payments are based. One of the two persons will be designated as the primary payee. The other will be designated as the secondary payee. On the death of the secondary payee, if survived by the primary payee, we will continue to make monthly Annuity payments to the primary payee in the same amount that would have been payable during the joint lifetime of the two persons. On the death of the primary payee, if survived by the secondary payee, we will continue to make monthly Annuity payments to the secondary payee in an amount equal to 50% of the payments which would have been made during the lifetime of the primary payee. No further payments will be made following the death of the survivor.

Option 5. Payments for a Fixed Period

We will make monthly payments for the period selected.

================================================================================
                               GENERAL PROVISIONS
================================================================================

The Contract

The entire contract between you and us consists of the contract and all attached pages.

Contract Changes

The only way this contract may be changed is by a written endorsement signed by one of our officers.

Substitution of Separate Account or Underlying Funds

If it is not possible to continue to offer a Separate Account or Underlying Fund, or in our judgment becomes inappropriate for the purposes of this contract, we may substitute another Separate Account or Underlying Fund without your consent. Substitution may be made with respect to both existing investments and investment of future premium payments. However, no such substitution will be made without notice to you and without prior approval of the Securities and Exchange Commission, to the extent required by law.

Misstatement

If the Annuitant's (or, if applicable, the owner's) sex or date of birth was misstated, all benefits of this contract are what the purchase payment paid would have purchased at the correct sex and age. Proof of the Annuitant's and owner's age may be filed at any time at Our Office.

Incontestability

We will not contest this contract from its Contract Date.

Termination

We reserve the right to terminate this contract on any Valuation Date if the Contract Value as of the date is less than the Termination Amount shown on the Contract Specifications. Termination will not occur until 31 days after we have mailed notice of termination to you at your last known address. If this contract is terminated, we will pay you the Cash Surrender Value, if any.

Required Reports

We will furnish a report to the owner as often as required by law, but at least once in each Contract Year before the due date of the first Annuity payment. The report will show the number of Accumulation Units credited to the contract in each Investment Option and the corresponding Accumulation Unit Value as of the date of the report.

Voting Rights

If required by federal law, you may have the right to vote at the meetings of the Shareholders of the Underlying Funds. If you have voting rights, we will send a notice to you telling you the time and place of a meeting. The notice will also explain matters to be voted upon and how many votes you may exercise.

Mortality and Expenses

Our actual mortality and expense experience will not affect the amount of any Annuity payments or any other values under this contract.

Non-Participating

This contract does not share in our surplus earnings, so you will receive no dividends under it.

Taxes Based Upon Premium or Value

If there is a law or change in law assessing taxes against us based upon the premium or value of this contract, we reserve the right to charge you proportionately for that tax. This would include a tax based upon our realized net capital gains in the Funding Options and on earnings in the Fixed Option, on which we are not currently taxed.

Conformity with State and Federal Laws

This contract is governed by the law of the state in which it is delivered. Any paid-up Annuity, Cash Surrender or death benefits that are available under this contract are not less than the minimum benefits required by the statutes of the state in which this contract is delivered.

Upon receiving appropriate state approval, we may at any time make any changes, including retroactive changes, in this contract to the extend that the change is required to meet the requirements of any law or regulation issued by an governmental agency to which we or you are subject.

Emergency Procedure

We reserve the right to suspend or postpone the date of any payment of any benefit or values for any Valuation Period (1) when the New York Stock Exchange is closed; (2) when trading on the Exchange is restricted; (3) when an emergency exists as determined by the Securities and Exchange Commission so that disposal of the securities held in the Funding Options is not reasonably practicable or it is not reasonably practicable to determine the value of the Funding Option's net assets, or (4) during any other period when the Securities and Exchange Commission, by order, so permits for the protection of security holders. Any provision of this contract which specifies a Valuation Date will be superseded by this Emergency Procedure.

Relation of this Contract to the Separate Accounts and Funding Options

We will have exclusive and absolute ownership and control of the assets of our Separate Account and the Funding Options. That portion of the assets of a Separate Account or Funding Option equal to the reserves and other contract liabilities with respect to such Separate Account or Funding Option shall not be chargeable with liabilities arising out of any other business we conduct. Our determination of the value of an Accumulation Unit and an Annuity Unit by the method described in this contract will be conclusive.

Reduction or Elimination of Contract Charges

All charges and fees under the contract may be reduced or eliminated when certain sales or administration of the contract result in savings or reduction of expenses, and/or risks.

Transfers to Other Contracts Issued by Us

Under specific conditions, We may allow You to transfer funds held by You to another contract issued by Us without incurring charges deducted upon surrender as shown on the Contract Specifications page. Once the transfer is complete and We have established a new account at Your direction, new deferred sales charges or surrender charges may apply to the new contract in accordance with the provisions of such contract.

                                 TABLE OF VALUES
                     GUARANTEED VALUES OF THE FIXED ACCOUNT
                   PER $1,000 OF NET PURCHASE PAYMENT APPLIED


        NO. OF                                  GUARANTEED        NO. OF YEARS FROM                          GUARANTEED CASH
      YEARS FROM                              CASH SURRENDER       DATE PAYMENT IS                           SURRENDER VALUE
     DATE PAYMENT           GUARANTEED             VALUE               APPLIED         GUARANTEED VALUE
      IS APPLIED              VALUE

          1                    1030                 970                  36                  2898                 2898
          2                    1060                1000                  37                  2985                 2985
          3                    1092                1042                  38                  3074                 3074
          4                    1125                1075                  39                  3167                 3167
          5                    1159                1119                  40                  3262                 3262
          6                    1194                1154                  41                  3359                 3359
          7                    1229                1199                  42                  3460                 3460
          8                    1266                1246                  43                  3564                 3564
          9                    1304                1304                  44                  3671                 3671
          10                   1343                1343                  45                  3781                 3781
          11                   1384                1384                  46                  3895                 3895
          12                   1425                1425                  47                  4011                 4011
          13                   1468                1468                  48                  4132                 4132
          14                   1512                1512                  49                  4256                 4256
          15                   1557                1557                  50                  4383                 4383
          16                   1604                1604                  51                  4515                 4515
          17                   1652                1652                  52                  4650                 4650
          18                   1702                1702                  53                  4790                 4790
          19                   1753                1753                  54                  4934                 4934
          20                   1806                1806                  55                  5082                 5082
          21                   1860                1860                  56                  5234                 5234
          22                   1916                1916                  57                  5391                 5391
          23                   1973                1973                  58                  5553                 5553
          24                   2032                2032                  59                  5720                 5720
          25                   2093                2093                  60                  5891                 5891
          26                   2156                2156                  61                  6068                 6068
          27                   2221                2221                  62                  6250                 6250
          28                   2287                2287                  63                  6437                 6437
          29                   2356                2356                  64                  6631                 6631
          30                   2427                2427                  65                  6829                 6829
          31                   2500                2500                  66                  7034                 7034
          32                   2575                2575                  67                  7245                 7245
          33                   2652                2652                  68                  7463                 7463
          34                   2731                2731                  69                  7687                 7687
          35                   2813                2813                  70                  7917                 7917

                               LIFE ANNUITY TABLES
                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED
                     OPTIONS 1 AND 2 - SINGLE LIFE ANNUITIES


                      MALE
                    ADJUSTED                             NUMBER OF MONTHLY PAYMENTS GUARANTEED
                      AGE                   NONE                 120                 180                240

                       45                   3.87                3.85                3.82               3.77
                       46                   3.93                3.90                3.87               3.82
                       47                   3.99                3.96                3.92               3.87
                       48                   4.05                4.02                3.98               3.92
                       49                   4.12                4.09                4.04               3.97
                       50                   4.19                4.15                4.10               4.03
                       51                   4.27                4.22                4.17               4.08
                       52                   4.34                4.30                4.30               4.20
                       53                   4.43                4.37                4.30               4.20
                       54                   4.51                4.45                4.37               4.26
                       55                   4.60                4.54                4.45               4.32
                       56                   4.70                4.62                4.53               4.39
                       57                   4.80                4.72                4.61               4.45
                       58                   4.91                4.82                4.69               4.51
                       59                   5.03                4.92                4.78               4.58
                       60                   5.28                5.14                4.96               4.71
                       61                   5.28                5.27                5.06               4.78
                       62                   5.43                5.27                5.06               4.78
                       63                   5.58                5.39                5.16               4.84
                       64                   5.74                5.53                5.26               4.90
                       65                   5.91                5.66                5.36               4.96
                       66                   6.10                5.81                5.46               5.02
                       67                   6.30                5.96                5.56               5.08
                       68                   6.51                6.12                5.66               5.13
                       69                   6.73                6.28                5.77               5.18
                       70                   6.97                6.44                5.86               5.23
                       71                   7.23                6.61                5.96               5.27
                       72                   7.51                6.79                6.05               5.31
                       73                   7.80                6.96                6.14               5.34
                       74                   8.12                7.14                6.23               5.37
                       75                   8.46                7.32                6.31               5.40


Dollar amounts of the monthly annuity payments for the first and second options are based on the 1983 Individual Annuitant Mortality Table A with ages set back one year and a net investment rate of 3% per annum. The adjusted age of the person on whose life the annuity is based is determined from the actual age last birthday on the due date of the first annuity payment in the following manner:


CALENDAR YEAR IN WHICH
FIRST PAYMENT IS DUE     1997 - 2000   2001 - 2010   2011 - 2020    2021 & LATER

ADJUSTED AGE IS
ACTUAL AGE                 MINUS 0       MINUS 1        MINUS 2        MINUS 3

                               LIFE ANNUITY TABLES
                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED
                     OPTIONS 1 AND 2 - SINGLE LIFE ANNUITIES


                        FEMALE
                       ADJUSTED                      NUMBER OF MONTHLY PAYMENTS GUARANTEED
                          AGE              NONE              120               180               240

                          45               3.59              3.58             3.57              3.55
                          46               3.64              3.63             3.61              3.59
                          47               3.68              3.67             3.66              3.63
                          48               3.74              3.72             3.71              3.68
                          49               3.79              3.78             3.81              3.77
                          50               3.85              3.83             3.81              3.77
                          51               3.90              3.89             3.86              3.82
                          52               3.97              3.95             3.92              3.88
                          53               4.03              4.01             3.98              3.93
                          54               4.10              4.08             4.04              3.99
                          55               4.18              4.15             4.11              4.05
                          56               4.25              4.22             4.18              4.11
                          57               4.34              4.30             4.25              4.17
                          58               4.42              4.38             4.32              4.23
                          59               4.52              4.47             4.40              4.30
                          60               4.61              4.56             4.48              4.37
                          61               4.72              4.66             4.57              4.44
                          62               4.83              4.76             4.66              4.51
                          63               4.95              4.87             4.75              4.58
                          64               5.08              4.98             4.85              4.65
                          65               5.21              5.10             4.95              4.72
                          66               5.36              5.22             5.05              4.79
                          67               5.51              5.36             5.16              4.86
                          68               5.67              5.50             5.26              4.93
                          69               5.85              5.65             5.38              5.00
                          70               6.04              5.80             5.49              5.06
                          71               6.25              5.97             5.60              5.12
                          72               6.47              6.14             5.71              5.18
                          73               6.71              6.32             5.83              5.23
                          74               6.98              6.50             5.94              5.28
                          75               7.26              6.69             6.04              5.32


Dollar amounts of the monthly annuity payments for the first and second options are based on the 1983 Individual Annuitant Mortality Table A with ages set back one year and a net investment rate of 3% per annum. The adjusted age of the person on whose life the life annuity is based is determined from the actual age last birthday on the due date of the first annuity payment in the following manner:


CALENDAR YEAR IN WHICH
FIRST PAYMENT IS DUE      1997 - 2000   2001 - 2010   2011 - 2020   2021 & LATER

ADJUSTED AGE IS
ACTUAL AGE                  MINUS 0       MINUS 1       MINUS 2        MINUS 3

                               LIFE ANNUITY TABLES
                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED
                    OPTIONS 1, AND 2 - SINGLE LIFE ANNUITIES


                     UNISEX
                    ADJUSTED                             NUMBER OF MONTHLY PAYMENTS GUARANTEED
                       AGE                 NONE                 120                 180                 240

                       45                  3.72                3.71                3.69                3.66
                       46                  3.78                3.76                3.74                3.70
                       47                  3.83                3.81                3.79                3.75
                       48                  3.89                3.87                3.84                3.80
                       49                  3.95                3.92                3.89                3.85
                       50                  4.01                3.98                3.95                3.90
                       51                  4.08                4.05                4.01                3.95
                       52                  4.15                4.11                4.07                4.00
                       53                  4.22                4.18                4.13                4.06
                       54                  4.30                4.26                4.20                4.12
                       55                  4.38                4.33                4.27                4.18
                       56                  4.47                4.41                4.34                4.24
                       57                  4.56                4.50                4.42                4.30
                       58                  4.66                4.59                4.50                4.37
                       59                  4.76                4.68                4.58                4.43
                       60                  4.87                4.78                4.67                4.50
                       61                  4.99                4.89                4.76                4.57
                       62                  5.11                5.00                4.85                4.64
                       63                  5.24                5.12                4.95                4.71
                       64                  5.39                5.24                5.04                4.77
                       65                  5.54                5.37                5.14                4.84
                       66                  5.70                5.50                5.25                4.91
                       67                  5.88                5.64                5.35                4.97
                       68                  6.06                5.79                5.46                5.03
                       69                  6.26                5.95                5.56                5.09
                       70                  6.47                6.11                5.67                5.14
                       71                  6.70                6.27                5.78                5.19
                       72                  6.95                6.45                5.88                5.24
                       73                  7.22                6.62                5.98                5.28
                       74                  7.50                6.81                6.08                5.32
                       75                  7.81                6.99                6.17                5.36


Dollar amounts of the monthly annuity payments for the first and second options are based on the 1983 Individual Annuitant Mortality Table A with ages set back one year and a net investment rate of 3% per annum. The adjusted age of the person on whose life the annuity is based is determined from the actual age last birthday on the due date of the first annuity payment in the following manner:


CALENDAR YEAR IN WHICH
FIRST PAYMENT IS DUE     1997 - 2000   2001 - 2010   2011 - 2020    2021 & LATER

ADJUSTED AGE IS
ACTUAL AGE                 MINUS 0       MINUS 1       MINUS 2         MINUS 3

                               LIFE ANNUITY TABLES
              GUARANTEED DOLLAR AMOUNT OF MONTHLY ANNUITY PAYMENTS
                       PURCHASED WITH EACH $1,000 APPLIED

                 OPTION 3 - JOINT AND LAST SURVIVOR LIFE ANNUITY


     MALE
   ADJUSTED                                                    FEMALE ADJUSTED AGE
      AGE              45               50              55              60              65               70              75

      45              3.36             3.46            3.56            3.64            3.71             3.76            3.80
      50              3.42             3.56            3.69            3.82            3.93             4.01            4.08
      55              3.47             3.64            3.82            3.99            4.16             4.29            4.40
      60              3.51             3.70            3.92            4.15            4.39             4.61            4.79
      65              3.54             3.75            4.00            4.29            4.61             4.94            5.24
      70              3.56             3.78            4.07            4.41            4.80             5.25            5.70
      75              3.57             3.81            4.11            4.48            4.95             5.51            6.15




                 OPTION 4 - JOINT AND LAST SURVIVOR LIFE ANNUITY
                      REDUCED 50% ON DEATH OF PRIMARY PAYEE


                      ADJUSTED
                AGE OF PRIMARY MALE
                AND SECONDARY FEMALE               DOLLAR AMOUNT

                         45                             3.59
                         50                             3.85
                         55                             4.17
                         60                             4.60
                         65                             5.18
                         70                             5.99
                         75                             7.12



Dollar amounts of the monthly annuity payments for the third and fourth options are based on the 1983 Individual Annuitant Mortality Table A with ages set back one year and a net investment rate of 3% per annum. The adjusted ages of the persons on whose life the life annuity is based is determined from actual age of last birthday on the due date of the first annuity payment in the following manner:


CALENDAR YEAR IN WHICH
FIRST PAYMENT IS DUE    1997 - 2000   2001 - 2010    2011 - 2020   2021 & LATER

ADJUSTED AGE IS
ACTUAL AGE                MINUS 0       MINUS 1        MINUS 2        MINUS 3

                               LIFE ANNUITY TABLES
              GUARANTEED DOLLAR AMOUNT OF MONTHLY ANNUITY PAYMENTS
                       PURCHASED WITH EACH $1,000 APPLIED

                 OPTION 3 - JOINT AND LAST SURVIVOR LIFE ANNUITY


    UNISEX
   ADJUSTED
      AGE              45               50              55              60              65               70              75

      45              3.36             3.45            3.52            3.58            3.63             3.66            3.68
      50              3.45             3.57            3.67            3.77            3.84             3.90            3.94
      55              3.52             3.67            3.82            3.97            4.09             4.18            4.26
      60              3.58             3.77            3.97            4.17            4.35             4.51            4.64
      65              3.63             3.84            4.09            4.35            4.63             4.88            5.10
      70              3.66             3.90            4.18            4.51            4.88             5.27            5.62
      75              3.68             3.94            4.26            4.64            5.10             5.62            6.17




                 OPTION 4 - JOINT AND LAST SURVIVOR LIFE ANNUITY
                      REDUCED 50% ON DEATH OF PRIMARY PAYEE


                        ADJUSTED
                     AGE OF PRIMARY
                  AND SECONDARY UNISEX           DOLLAR AMOUNT

                           45                         3.54
                           50                         3.78
                           55                         4.10
                           60                         4.51
                           65                         5.06
                           70                         5.83
                           75                         5.93



Dollar amounts of the monthly annuity payments for the third and fourth options are based on the 1983 Individual Annuitant Mortality Table A with ages set back one year and a net investment rate of 3% per annum. The adjusted ages of the persons on whose life the life annuity is based is determined from actual age of last birthday on the due date of the first annuity payment in the following manner:




CALENDAR YEAR IN WHICH
FIRST PAYMENT IS DUE    1997 - 2000   2001 - 2010   2011 - 2020    2021 & LATER

ADJUSTED AGE IS
ACTUAL AGE                MINUS 0       MINUS 1       MINUS 2         MINUS 3

                                 ANNUITY TABLES
            GUARANTEED DOLLAR AMOUNT OF THE MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

                     OPTION 5 - PAYMENTS FOR A FIXED PERIOD



                                           MONTHLY                                   MONTHLY
                      NUMBER OF            PAYMENT             NUMBER OF             PAYMENT
                        YEARS               AMOUNT               YEARS                AMOUNT


                          5                 17.91                  18                  5.96
                          6                 15.14                  19                  5.73
                          7                 13.16                  20                  5.51
                          8                 11.68                  21                  5.32
                          9                 10.53                  22                  5.15
                         10                  9.61                  23                  4.99
                         11                  8.86                  24                  4.84
                         12                  8.24                  25                  4.71
                         13                  7.71                  26                  4.59
                         14                  7.26                  27                  4.47
                         15                  6.87                  28                  4.37
                         16                  6.53                  29                  4.27
                         17                  6.23                  30                  4.18



The dollar amounts of the monthly annuity payments for the fifth option are based on a net investment rate of 3% per annum.

                       THIS PAGE LEFT INTENTIONALLY BLANK

                  Individual Deferred Variable Annuity Contract
                    Life Annuity Commencing at Maturity Date

     Elective Options                                    Non-Participating




        ANNUITY PAYMENTS AND OTHER VALUES PROVIDED BY THIS CONTRACT, WHEN
         BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE
           VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

                        PRINCIPAL PROTECTION RIDER (100%)


This rider is made part of the contract to which it is attached. It is effective on the Contract Date and terminates on the Principal Protection Expiration Date, as shown on the Contract Specifications page or earlier as otherwise specified below. If a provision of the contract conflicts with this rider, the provision of this rider will replace the contract provision. The contract is amended as follows:


Principal Protection

The Principal Protection benefit is available only on the Principal Protection Expiration Date and only if this rider is still in effect on such date. The Principal Protection benefit provides that the value of each Principal Protected underlying fund, on the Principal Protection Expiration Date, will be the greater of:

     a) the Contract Value attributable to such Principal Protected underlying fund, or

     b)   the Principal Protection Amount attributable to such underlying fund.


Principal Protection Amount

For each Principal Protected underlying fund, the Principal Protection Amount on any date is equal to the Purchase Payment allocated to that fund, reduced by all prior withdrawal reductions associated with that fund. A withdrawal reduction is calculated by multiplying the fund's Principal Protection Amount immediately prior to the withdrawal by the ratio of the amount of the withdrawal from that fund, including all withdrawal charges and fees, to the value of such fund immediately prior to the withdrawal.


Transfers

Transfers will not be permitted between Principal Protected underlying funds. If you elect to transfer to funds other than Principal Protected underlying funds, you may only transfer 100% of your Contract Value, subject to the Principal Protection Cancellation Charge. As of the Principal Protection Expiration Date, 100% of Your Contract Value will be transferred to the money market fund unless you notify us otherwise in writing.


Termination of the Principal Protection Rider

If you exercise your right to transfer out of the Principal Protection underlying funds, or surrender your entire Contract Value, or annuitize your entire Contract Value, this rider will terminate.


Principal Protection Cancellation Charge

If you make a withdrawal or transfer from your Principal Protection underlying funds prior to the Principal Protection Expiration Date, we may deduct a Principal Protection Cancellation Charge, as shown on the Contract Specifications page.


Principal Protection Fee

The Principal Protection Fee is shown on the Contract Specifications, and is deducted from the funding options on a daily basis.


                                    THE TRAVELERS LIFE AND ANNUITY COMPANY

                                            [GRAPHIC OMITTED]

                                                President

                        PRINCIPAL PROTECTION RIDER (115%)


This rider is made part of the contract to which it is attached. It is effective on the Contract Date and terminates on the Principal Protection Expiration Date, as shown on the Contract Specifications page or earlier as otherwise specified below. If a provision of the contract conflicts with this rider, the provision of this rider will replace the contract provision. The contract is amended as follows:


Principal Protection

The Principal Protection benefit is available only on the Principal Protection Expiration Date and only if this rider is still in effect on such date. The Principal Protection benefit provides that the value of each Principal Protected underlying fund, on the Principal Protection Expiration Date, will be the greater of:

     a) the Contract Value attributable to such Principal Protected underlying fund, or

     b)   the Principal Protection Amount attributable to such underlying fund.


Principal Protection Amount

For each Principal Protected underlying fund, the Principal Protection Amount on any date is equal to 115% of the Purchase Payment allocated to that fund, reduced by all prior withdrawal reductions associated with that fund. A withdrawal reduction is calculated by multiplying the fund's Principal Protection Amount immediately prior to the withdrawal by the ratio of the amount of the withdrawal from that fund, including all withdrawal charges and fees, to the value of such fund immediately prior to the withdrawal.


Transfers

Transfers will not be permitted between Principal Protected underlying funds. If you elect to transfer to funds other than the Principal Protected underlying funds, you may only transfer 100% of your Contract Value, subject to the Principal Protection Cancellation Charge. As of the Principal Protection Expiration Date, 100% of Your Contract Value will be transferred to the money market fund unless you notify us otherwise in writing.


Termination of the Principal Protection Rider

If you exercise your right to transfer out of the Principal Protection underlying funds, or surrender your entire Contract Value, or annuitize your entire Contract Value, this rider will terminate.


Principal Protection Cancellation Charge

If you make a withdrawal or transfer from your Principal Protection underlying funds prior to the Principal Protection Expiration Date, we may deduct a Principal Protection Cancellation Charge, as shown on the Contract Specifications page.


Principal Protection Fee

The Principal Protection Fee is shown on the Contract Specifications, and is deducted from the funding options on a daily basis.


                                    THE TRAVELERS lIFE AND ANNUITY COMPANY

                                            [GRAPHIC OMITTED]

                                              President

                        PRINCIPAL PROTECTION RIDER (90%)


This rider is made part of the contract to which it is attached. It is effective on the Contract Date and terminates on the Principal Protection Expiration Date, as shown on the Contract Specifications page or earlier as otherwise specified below. If a provision of the contract conflicts with this rider, the provision of this rider will replace the contract provision.
The contract is amended as follows:


Principal Protection

The Principal Protection benefit is available only on the Principal Protection Expiration Date and only if this rider is still in effect on such date. The Principal Protection benefit provides that the value of each Principal Protected underlying fund, on the Principal Protection Expiration Date, will be the greater of:

     a) the Contract Value attributable to such Principal Protected underlying fund, or

     b)   the Principal Protection Amount attributable to such underlying fund.


Principal Protection Amount

For each Principal Protected underlying fund, the Principal Protection Amount on any date is equal to 90% of the Purchase Payment allocated to that fund, reduced by all prior withdrawal reductions associated with that fund. A withdrawal reduction is calculated by multiplying the fund's Principal Protection Amount immediately prior to the withdrawal by the ratio of the amount of the withdrawal from that fund, including all withdrawal charges and fees, to the value of such fund immediately prior to the withdrawal.


Transfers

Transfers will not be permitted between Principal Protected underlying funds. If you elect to transfer to funds other than the Principal Protected underlying funds, you may only transfer 100% of your Contract Value, subject to the Principal Protection Cancellation Charge. As of the Principal Protection Expiration Date, 100% of Your Contract Value will be transferred to the money market fund unless you notify us otherwise in writing.


Termination of the Principal Protection Rider

If you exercise your right to transfer out of the Principal Protection underlying funds, or surrender your entire Contract Value, or annuitize your entire Contract Value, this rider will terminate.


Principal Protection Cancellation Charge

If you make a withdrawal or transfer from your Principal Protection underlying funds prior to the Principal Protection Expiration Date, we may deduct a Principal Protection Cancellation Charge, as shown on the Contract Specifications page.


Principal Protection Fee

The Principal Protection Fee is shown on the Contract Specifications, and is deducted from the funding options on a daily basis.


                                    THE TRAVELERS LIFE AND ANNUITY COMPANY

                                            [GRAPHIC OMITTED]

                                               President

                   7% ANNUAL ROLL-UP DEATH BENEFIT ENDORSEMENT


This endorsement is made a part of this contract as of the date it is attached to the contract.

The "DEATH PROCEEDS PRIOR TO THE MATURITY DATE" provision is amended by deleting the provision and replacing it with the following:


DEATH PROCEEDS PRIOR TO THE MATURITY DATE

If Annuitant Dies Before Age 80:

If the Annuitant dies before age 80 and before the Maturity Date, the death benefit payable as of the Death Report Date will be the greater of (1) or (2) below, less any applicable Premium Tax as of the Death Report Date:

         (1)  the Contract Value on the Death Report Date; or

         (2) the Roll-Up Death Benefit Value (as described below) available at the Death Report Date.

If Annuitant Dies On Or After Age 80 But Before Age 90:

If the Annuitant dies on or after age 80, but before age 90 and before the Maturity Date, the death benefit payable as of the Death Report Date will be the greater of (1) or (2) below, less any applicable Premium Tax as of the Death Report Date:

         (1) the Contract Value on the Death Report Date; or

         (2) the Roll-Up Death Benefit Value (as described below) available at the Annuitant's 80th Birthday, less any Partial Surrender Reductions (as described below) which occur after the Annuitant's 80th birthday.

If Annuitant Dies On Or After Age 90:

If the Annuitant dies on or after age 90 and before the Maturity Date, the death benefit payable as of the Death Report Date will be the Contract Value on the Death Report Date, less any applicable Premium Tax as of the Death Report Date.


ROLL-UP DEATH BENEFIT VALUE

On the Contract Date, the Roll-Up Death Benefit Value is equal to the Purchase Payment. On each Contract Date anniversary, the Roll-Up Death Benefit Value will be recalculated as follows:

         (a) the Roll-Up Death Benefit Value as of the previous Contract Date anniversary;

         (b) minus any Partial Surrender Reductions (as described below) during the previous Contract Year. The result, increased by 7%, is the new Roll-Up Death Benefit Value.

On dates other than a Contract Date anniversary, the Roll-Up Death Benefit Value equals:

         (a) the Roll-Up Death Benefit Value on the previous Contract Date anniversary;

         (b) minus any Partial Surrender Reductions (as described below) since the previous Contract Date anniversary.

The maximum Roll-Up Death Benefit payable equals 200% of the difference between the Purchase Payment and all Partial Surrender Reductions (as described below).

PARTIAL SURRENDER REDUCTION

A Partial Surrender Reduction is equal to (1) the amount of the Roll-Up Death Benefit Value immediately prior to the reduction for the partial surrender, multiplied by (2) the amount of the partial surrender divided by the Contract Value immediately prior to the partial surrender.



                                     THE TRAVELERS LIFE AND ANNUITY COMPANY

                                             [GRAPHIC OMITTED]

                                                President

                INDIVIDUAL RETIREMENT ANNUITY QUALIFICATION RIDER

As requested by you, this Contract is amended as follows to qualify as an Individual Retirement Annuity (IRA) under Section 408(b) of the Code of 1986, as amended. The provisions of this rider supersede any contrary provisions in the contract.

EXCLUSIVE BENEFIT

This Contract is established for the exclusive benefit of you or your Beneficiaries.

OWNER

This contract belongs to the owner shown on the CONTRACT SPECIFICATIONS. As owner, you have the sole power to exercise rights and receive benefits under this contract during the Annuitant's lifetime. In order to maintain tax qualification, this contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose except as may be required or permitted under applicable sections of the Code. We will administer this contract only as an Individual Retirement Annuity.

You will be the recipient of all payments while the Annuitant is alive unless you direct them to an alternative recipient under a Recorded payment direction. An alternative recipient under a payment direction does not become the owner. A payment direction is revocable by you at any time by Written Request giving 30 days advance notice.

Joint ownership is not permitted under this contract.

TRANSFER OF OWNERSHIP/ASSIGNMENT

This contract shall not be pledged or otherwise encumbered and it shall not be sold, assigned, or otherwise transferred to any other person or entity other than us. No loans shall be made under this contract.

CREDITOR CLAIMS

To the extent permitted by law, no right or benefit of the owner, Annuitant or Beneficiary under this contract shall be subject to the claims or creditors or any legal process.

BENEFICIARY

The beneficiary is the party named in a Written Request. The Beneficiary receives any remaining contractual benefits upon the death of the Annuitant. You may change or add a Beneficiary by Written Request during the lifetime of the Annuitant and while this contract continues. Once a change of Beneficiary is Recorded by us, it will be effect as of the date of the request, subject to any payments made or other actions taken by us before the recording.

If no Beneficiary has been named by you, or none survives when the Annuitant dies, the interest of any Beneficiary will pass to the estate of the owner.

ANNUITANT/CONTINGENT ANNUITANT

The Annuitant is the individual shown on the CONTRACT SPECIFICATIONS on whose life the first Annuity payment is made. The Annuitant may not be changed after the Contract Date except as may be provided hereunder.

No contingent annuitant is permitted under this contract.

DEATH OF ANNUITANT/DEATH OF OWNER WITH ANNUITANT SURVIVING

A death benefit is payable to the Beneficiary upon the death of the Annuitant before the Maturity Date. A death benefit is also payable under those Settlement Options which provide for death benefits. We will pay the Beneficiary the death benefit in a single sum as described below upon receiving Due Proof of Death. A Beneficiary may request that a death benefit payable under this contract be applied to a Settlement Option subject to the provisions of this contract.

MATURITY DATE

The Maturity Date is shown on the CONTRACT SPECIFICATIONS. This is the date on which we will begin paying you the first of a series of Annuity or Income payments in accordance with the Settlement Option elected by you. Annuity or Income payments will begin under this contract on the Maturity Date unless the contract has been fully surrendered or the proceeds have been paid to the Beneficiary prior to that date. We may require proof that the Annuitant is alive before Annuity payments are made. If no Maturity Date is specified, the automatic Maturity Date will be the date when the Annuitant reaches age 70.

Additionally, to the extent permitted by law, at least 30 days before the original Maturity Date, you may change the Maturity Date by Written Request to a later date with our consent.

ELECTION OF SETTLEMENT OPTIONS

On the Maturity Date, or other agreed upon date, we will pay the amount payable under this contract in one lump sum or in accordance with the Option elected by you. While the Annuitant is alive you may change your Settlement Option election by Written Request, but only before the Maturity Date. Once Annuity or Income payments have commenced, no further election changes are allowed.

If no election has been made on the Maturity Date and if the Annuitant is living and has a spouse, we will pay to you the first of a series of monthly Annuity payments based on the life of the Annuitant as primary payee and the Annuitant's spouse as secondary payee in accordance with Annuity Option 4. During the Annuitant's lifetime, if no election has been made and the Annuitant has no spouse on the Maturity Date, we will pay to you the first of a series of monthly Annuity payments based on the life of the Annuitant, in accordance with Annuity Option 2, with 120 monthly payments assured.


LIMITATION ON PURCHASE PAYMENTS

Notwithstanding the provisions of the Contract and except in the case of a rollover contribution (as permitted by Section 402(c), 403(a)(4), 403(b)(8), or 408(d)(3) of the Code) or a contribution made in accordance with the terms of a Simplified Employee Pension (SEP) program as described in Section 408(k) of the Code, the total contributions shall not exceed the lesser of $2,000 or 100% of compensation for any taxable year. In the case of a spousal IRA, the maximum contribution shall not exceed the lesser of $4,000 or 100% of compensation, but no more than $2,000 can be contributed to either spouse's IRA. In the case of a Simplified Employee Pension Plan qualifying under Section 408(k), the annual contribution under the Contract may not exceed the lesser of $30,000 or 15% of compensation. No contributions will be accepted unless they are in cash.

The amount of purchase payments beyond the minimum purchase payment under this Contract is not fixed. The minimum purchase payment must be received as a rollover (see Section X). Payment of purchase payments beyond the first will not be required to continue this contract.

Purchase payments after the first will not be required to continue this Contract in force. We reserve the right, however, to terminate this Contract when no purchase payments have been made for at least two consecutive years and the Contract Value of the Contract is less than the termination amount of $1,000 or the paid up Annuity benefit at maturity would be less than $20 per month. If this Contract is terminated, we will pay you the Cash Surrender Value, if any.

COMPENSATION

Compensation means wages, salaries, professional fees, or other amounts derived from or received from personal service actually rendered (including, but not limited to, commissions) and includes earned income as defined in Code Section 401(c)(2). Compensation does not include amounts received as earnings or profits from property or amounts not includable in gross income. Compensation also does not include any amount received as a pension or Annuity or as deferred compensation. The term compensation shall include any amount includible in the individual's gross income under Code Section 71 with respect to a divorce or separation instrument.

DISTRIBUTION OF BENEFITS

Notwithstanding any provision of this contract to the contrary, the distribution of an individual's interest shall be made in accordance with the minimum distribution requirements of Section 408(a)(6) or Section 408(b)(3) of the Code and the regulations thereunder, including the incidental death benefit provisions of Section 1.401(a)(9)-2 of the proposed regulations, all of which are herein incorporated by reference.

Your entire interest in the account must be distributed, or begin to be distributed, by your required beginning date, which is the April 1 following the calendar year in which you reach age 70 1/2. For each succeeding year, a distribution must be made on or before December 31. By the required beginning date you may elect to have the balance in the account distributed in one of the following forms:

         1.  a single sum payment;

         2.  equal or substantially equal payments over your life;

         3. equal or substantially equal payments over the lives of you and your designated Beneficiary;

         4. equal or substantially equal payments over a specified period that may not be longer than your life expectancy;

         5. equal or substantially equal payments over a specified period that may not be longer than the joint life and last survivor expectancy of you and your designated Beneficiary.

Minimum Amounts to be Distributed

If your interest is to be distributed in other than a lump sum or substantially equal amounts as discussed above, then the amount to be distributed each year, commencing at your required beginning date, must be at least an amount equal to the quotient obtained by dividing your entire interest by your life expectancy or the joint and survivor expectancy of you and your designated Beneficiary.

Life expectancy and joint and last survivor expectancy are computed by use of the return multiples contained in section 1.72-9 of the Income Tax Regulations. For purposes of this computation, the owner's life expectancy may be recalculated no more frequently than annually; however, the life expectancy of a non-spouse Beneficiary may not be recalculated.

If your designated Beneficiary is not your spouse, then the minimum amount required to be distributed shall be the greater of the amount determined above, or the amount determined under the incidental benefit rules set forth in Treasury Regulation Section 1.401(a)(9)-2.

DEATH

If you die before your entire interest is distributed, the entire remaining interest will be distributed as follows:

         1.If you die on or after distributions have begun under the DISTRIBUTION OF BENEFITS section, the entire remaining interest must be distributed at least as rapidly as provided under the DISTRIBUTION OF BENEFITS section.

         2.If you die before distributions have begun under the DISTRIBUTION OF
           BENEFITS section, the entire remaining interest must be distributed as elected by you, or, if you have not so elected, as elected by the Beneficiary or Beneficiaries, as follows:

                  a) by December 31st of the year containing the fifth
                     anniversary of your death; or
                  b) in equal or substantially equal payments over the life or life expectancy of the designated Beneficiary or Beneficiaries starting by December 31st of the year following the year of your death. If the Beneficiary is your surviving spouse and he or she elects to treat this contract as his or her own, this distribution may be deferred until December 31st of the year you would have turned age 70 1/2.

If your surviving spouse dies before distributions begin, the restrictions in paragraphs 2 (a) and (b) above shall apply.

Unless otherwise elected by you prior to the commencement of distributions under the DISTRIBUTION OF BENEFITS section, or, if applicable, by the surviving spouse where you die before distributions have commenced, life expectancies of you or your spousal Beneficiary shall be recalculated annually for purposes of distributions under the DISTRIBUTION OF BENEFITS section and the DEATH section. An election not to recalculate shall be irrevocable and shall apply to all subsequent years. The life expectancy of a non-spouse Beneficiary shall not be recalculated.

ALTERNATIVE CALCULATION METHOD

An individual may satisfy the minimum distribution requirements under section 408(a)(6) and 408(b)(3) of the Code by receiving a distribution for one IRA that is equal to the amount required to satisfy the minimum distribution requirements for two or more IRAs. For this purpose, the owner of two or more IRAs may use the alternative method described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above.

NONFORFEITABILITY

Your entire interest in this Contract is nonforfeitable.

ROLLOVERS

         A. Subject to subparagraphs (B) and (C) hereof, and the limitations stated in the Contract, you may transfer to this Contract your interest in any of the following:

                  1. the entire amount, or any portion thereof, under any other individual retirement account or individual retirement Annuity qualified under Section 408 of the Code;

                  2. the entire amount, or any portion thereof, excluding nondeductible employee voluntary contributions, under a trust described in Section 401(a) of the Code which is exempt from tax under Section 501(a) of the Code or under a qualified annuity plan described in Section 403(a) of the Code.

                  3. the entire amount or any portion thereof, excluding nondeductible employee voluntary contributions, to which you are entitled under a tax sheltered annuity described in
                  Section 403(b) of the Code.

         Distributions you roll over from retirement plans or arrangements described in A.2. and A.3. above to this contract must be completed by means of a direct transfer or rollover in accordance with Code Section 401(a)(31) in order to avoid the mandatory 20% income tax withholding from the distribution and a possible 10% additional tax penalty under Code Section 72(t). You may replace amounts withheld from other sources to complete the full rollover, but the 10% penalty may continue to be due if you do not specify that the transfer of the distribution be conducted by direct transfer or rollover.

         B. You shall not make a rollover under subparagraph (A)(1) hereof during the 12 month period commencing on the date you last made a rollover contribution of the type described in subparagraph (A)(1).

         C. We must receive any amount which qualifies for a rollover within 60 days after you receive the distribution.

DISTRIBUTIONS PRIOR TO AGE 59 1/2

Except in the event of your death, disability or attainment of age 59 1/2, we shall receive from you a declaration of your intention as to the disposition of the amounts distributed before making any distribution from this Contract.

REPORTS

As the issuer of this Contract, we will furnish reports concerning the status of the Annuity at least annually.

DISABILITY PAYMENTS

If the Contract contains a Rider for waiver of premium and disability payment benefits, any disability payments provided for in the CONTRACT SPECIFICATIONS will be applied as purchase payments under the contract.

AMENDMENT

This Contract may be amended by us at any time to maintain its qualified status under Section 408(b) of the Code, following all regulatory approvals. Any such amendment may be made retroactively effective if necessary or appropriate to conform to the requirements of the Code (or any State law granting IRA tax benefits).


                                THE TRAVELERS LIFE AND ANNUITY COMPANY

                                       [GRAPHIC OMITTED]

                                          President

                           TAX LAW QUALIFICATION RIDER

This rider is made a part of this contract as its Contract Date in order to comply with the tax rules under Section 72(s) of the Code for required distributions upon the death of any contract owner. The provisions in this rider supersede any contrary provisions in the contract. The following conditions, restrictions and limitations must apply to maintain the tax qualified status of your Annuity.

REQUIRED DISTRIBUTIONS WHERE OWNER AND ANNUITANT DIE SIMULTANEOUSLY

If you are the owner and the Annuitant or you are the owner and you die simultaneously with the Annuitant before payment of any Annuity or Income Option begins, an amount equal to the Death Benefit will be distributed within five years of your death to the contract Beneficiary unless:

         a. the Beneficiary elects by Written Request to have the proceeds distributed over the Beneficiary's life or over a period not extending beyond life expectancy, and the payments begin within one year of your death; or

         b. the sole Beneficiary is your spouse who elects by Written Request to continue the contract as the owner and Annuitant.

If you are the owner and the Annuitant or you are the owner and you die simultaneously with the Annuitant after an Annuity or Income option begins but before your entire interest has been distributed, the remaining proceeds of the contract will be distributed at least as rapidly as they were being distributed under the method of payment in effect at the time of your death.

The death of the first joint owner triggers these distribution requirements.

NON-NATURAL OWNER HOLDING FOR NATURAL PERSONS

The above rules also apply if you are not an individual and the primary Annuitant dies before payment of an Annuity or Income Option begins. Payments will be made to the Beneficiary. The primary Annuitant is the first-named Annuitant and the individual who is of primary importance in affecting the timing or amount of payments under the contract.

If you are not an individual and the primary annuitant dies after payment of an Annuity or Income option begins, the remaining proceeds of the contract will be distributed at least as rapidly as they were being distributed under the method of payment in effect at the time of the primary Annuitant's death.

REQUIRED DISTRIBUTIONS WHERE OWNER AND ANNUITANT DO NOT DIE SIMULTANEOUSLY

If you are the owner but not the Annuitant, and you die before the Annuitant and before payment of an Annuity or Income Option begins, an amount equal to the Death Benefit will be distributed within five years of your death to the joint owner surviving you. In this circumstance, the joint owner is the "designated beneficiary" referred to in Section 72(s) of the Code, and his or her rights preempt those of the Beneficiary named in a Written Request. The distribution may be made over a period that exceeds five years from your death or postponed by your spouse if:

         a. the joint owner elects by Written Request to have the proceeds distributed over his or her life or over a period not extending beyond life expectancy, and the payments begin within one year of your death; or

         b. the sole joint owner is your spouse, who elects by Written Request to continue the contract as owner.

The joint owner is determined by contract designation. If there is no joint owner or Beneficiary surviving you, ownership of this contract passes to your estate. The estate or the individual taking the contract benefits through your estate must take complete distribution within five years of your death.

If you are the owner but not the Annuitant, and you die before payment of an Annuity or Income Option begins, the remaining proceeds of the contract will be distributed at least as rapidly as they were being distributed under the method of payment in effect at the time of your death.

The death of the first joint owner triggers these distribution requirements.

ADMINISTRATIVE COMPLIANCE

If the Code and related law, regulations and rulings require a distribution other than described above in order to keep this Annuity contract qualified under the Code, we will administer the contract in accordance with these laws, regulations, and rulings. We will provide you with a revised rider describing any necessary changes, following all regulatory approvals.


                                       THE TRAVELERS LIFE AND ANNUITY COMPANY

                                                       [SIG]

                                                      President

                 PENSION/PROFIT SHARING PLAN QUALIFICATION RIDER

If the owner of this contract requested that it be issued to comply with Section 401(a) of the Code, the following conditions, restrictions and limitations apply to this contract. The contract shall constitute an asset of the qualified pension or profit-sharing plan established under Code Section 401(a) and the regulations thereunder and the contract shall be subject to the provisions, terms and conditions of such qualified plan. The amounts held under this contract will be used for the exclusive benefit of the employees and their beneficiaries. The provisions in this rider supersede any contrary provisions in the contract.

OWNER

This contract belongs to the owner shown on the CONTRACT SPECIFICATIONS. As owner, you have the sole power to exercise rights and receive benefits under this contract during the Annuitant's lifetime. In order to maintain tax qualification, this contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose except as may be required or permitted under applicable sections of the Code. We will administer this contract only as a Tax Qualified Contract.

You will be the recipient of all payments while the Annuitant is alive unless you direct them to an alternative recipient under a Recorded payment direction. An alternative recipient under a payment direction does not become the owner. A payment direction is revocable by you at any time by Written Request giving 30 days advance notice.

Joint ownership is not permitted under this contract.

TRANSFER OF OWNERSHIP ASSIGNMENT

This contract shall not be pledged or otherwise encumbered and it shall not be sold, assigned, or otherwise transferred to any other person or entity other than us.

CREDITOR CLAIMS

To the extent permitted by law, no right or benefit of the owner, Annuitant or Beneficiary under this contract shall be subject to the claims or creditors or any legal process.

BENEFICIARY

The beneficiary is the party named in a Written Request. The Beneficiary receives any remaining contractual benefits upon the death of the Annuitant. You may change or add a Beneficiary by Written Request during the lifetime of the Annuitant and while this contract continues, subject to the limitations provided in this rider. Once a change of Beneficiary is Recorded by us, it will be effect as of the date of the request, subject to any payments made or other actions taken by us before the recording.

If no Beneficiary has been named by you, or none survives when the Annuitant dies, the interest of any Beneficiary will pass:

a)    to the estate of the owner; or
b) to the trustee or plan administrator of a trusteed Tax Qualified plan contract for further distribution in accordance with the plan.

ANNUITANT/CONTINGENT ANNUITANT

The Annuitant is the individual shown on the CONTRACT SPECIFICATIONS on whose life the first Annuity payment is made. The Annuitant may not be changed after the Contract Date except as may be provided hereunder.

No contingent annuitant is permitted under this contract.

DEATH OF ANNUITANT/DEATH OF OWNER WITH ANNUITANT SURVIVING

A death benefit is payable to the Beneficiary upon the death of the Annuitant before the Maturity Date. A death benefit is also payable under those Settlement Options which provide for death benefits. We will pay the Beneficiary the death benefit in a single sum as described below upon receiving Due Proof of Death. A Beneficiary may request that a death benefit payable under this contract be applied to a Settlement Option subject to the provisions of this contract.

MATURITY DATE

The Maturity Date is shown on the CONTRACT SPECIFICATIONS. This is the date on which we will begin paying you the first of a series of Annuity or Income payments in accordance with the Settlement Option elected by you. Annuity or Income payments will begin under this contract on the Maturity Date unless the contract has been fully surrendered or the proceeds have been paid to the Beneficiary prior to that date. We may require proof that the Annuitant is alive before Annuity payments are made. If no Maturity Date is specified, the automatic Maturity Date will be the date when the Annuitant reaches age 70.

Additionally, to the extent permitted by law, at least 30 days before the original Maturity Date, you may change the Maturity Date by Written Request to a later date with our consent.

ELECTION OF SETTLEMENT OPTIONS

On the Maturity Date, or other agreed upon date, we will pay the amount payable under this contract in one lump sum or in accordance with the Option elected by you. While the Annuitant is alive you may change your Settlement Option election by Written Request, but only before the Maturity Date. Once Annuity or Income payments have commenced, no further election changes are allowed.

If no election has been made on the Maturity Date and if the Annuitant is living and has a spouse, we will pay to you the first of a series of monthly Annuity payments based on the life of the Annuitant as primary payee and the Annuitant's spouse as secondary payee in accordance with Annuity Option 4. During the Annuitant's lifetime, if no election has been made and the Annuitant has no spouse on the Maturity Date, we will pay to you the first of a series of monthly Annuity payments based on the life of the Annuitant, in accordance with Annuity Option 2, with 120 monthly payments assured.

MANDATORY DISTRIBUTION RESTRICTIONS

In order to meet the qualification requirements of Code Section 401(a), all plans must meet the required mandatory distribution rules in Code Section 401(a)(9).

Code Section 401(a)(9) states that a plan will not be qualified unless the entire interest of each employee is distributed to such employee not later than the "required beginning date" or over no longer than the life or life expectancy of such employee or the lives or joint life expectancy of such employee and a designated Beneficiary. Generally, the "required beginning date" means April 1 of the calendar year following the later of (1) the calendar year in which the employee attains age 70 1/2, or (2) the calendar year in which the employee retires, except that in the event the employee is a 5% owner, the "required beginning date" is April 1 of the calendar year following the calendar year in which the employee attains age 70 1/2.

If the employee dies before his/her entire interest has been distributed, the remaining interest must be paid out at least as rapidly as under the method of payment in effect at the time of death. If the employee dies before the distribution of his/her entire interest has begun, the entire interest must be distributed within five years after the employee's death or an Annuity payable over no longer than life or life expectancy must be distributed to an electing designated Beneficiary starting within one year of the employee's death. A spousal designated Beneficiary may elect to defer distributions until the employee would have attained the age of 70 1/2.

ANNUITIES DISTRIBUTED UNDER QUALIFIED PLANS

If the applicant for this contract requested that it be issued to comply with
Section 401(a) of the Code, and this contract has subsequently been transferred to the Annuitant, the following conditions, restrictions and limitations apply to this contract in addition to the above.

Spousal Consent

Death Benefit - If the Annuitant dies while the contract continues and the Annuitant has a spouse at the time of the Annuitant's death, we will pay the death benefit to a person other than the current spouse of the Annuitant only if proof of spousal consent, which meets the requirements of Section 417 of the Code, is furnished to us.

If the Beneficiary is not the current spouse and such spousal consent is not furnished, we will pay 50% of the death benefit to the current spouse. We will pay the balance of the death benefit to the Beneficiary.

Cash Surrender - Before the due date of the first Annuity or Income Payment, 1) if you do not have a spouse and without the consent of any Beneficiary; or, 2) if you do have a current spouse then only with the written consent of your spouse, as required by Section 417 of the Code; we will pay to you all or any portion of the Cash Surrender Value of the contract upon receipt of your Written Request for it.

Settlement Option - If the Annuitant is living on the Maturity Date, payment must be made in accordance with Option 4 under ANNUITY OPTIONS unless you elect another form of Annuity Option and furnish us a qualified election which meets the requirements of Section 417 of the Code.

AMENDMENT

Notwithstanding any provision to the contrary in this contract or the qualified pension or profit-sharing plan of which this contract is a part, we reserve the right to amend or modify the contract or any rider or endorsement thereto, to the extent necessary to comply with any law, regulation or other requirement in order to establish or maintain the qualified status of the plan. Any such amendment or modification may be made retroactively effective if necessary or appropriate to conform to the conditions imposed by such law, regulation or other requirement.


                                        THE TRAVELERS LIFE AND ANNUITY COMPANY

                                                       [SIG]

                                                      President

                    TAX-SHELTERED ANNUITY QUALIFICATION RIDER


This rider is made a part of this contract in order to comply with Section 403(b) of the Code. The provisions in this contract supersede any contrary provisions in the contract. The following conditions, restrictions and limitations apply.

OWNER

This contract belongs to the owner shown on the CONTRACT SPECIFICATIONS. As owner, you have the sole power to exercise rights and receive benefits under this contract during the Annuitant's lifetime. In order to maintain tax qualification, this contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose except as may be required or permitted under applicable sections of the Code. We will administer this contract only as a Tax Qualified Contract under Section 403(b) of the Code.

You will be the recipient of all payments while the Annuitant is alive unless you direct them to an alternative recipient under a Recorded payment direction. An alternative recipient under a payment direction does not become the owner. A payment direction is revocable by you at any time by Written Request giving 30 days advance notice.

Joint ownership is not permitted under this contract.

TRANSFER OF OWNERSHIP/ASSIGNMENT

This contract shall not be pledged or otherwise encumbered and it shall not be sold, assigned, pledged as collateral for a loan, or otherwise transferred to any other person or entity other than us.

CREDITOR CLAIMS

To the extent permitted by law, no right or benefit of the owner, Annuitant or Beneficiary under this contract shall be subject to the claims or creditors or any legal process.

BENEFICIARY

The beneficiary is the party named in a Written Request. The Beneficiary receives any remaining contractual benefits upon the death of the Annuitant. You may change or add a Beneficiary by Written Request during the lifetime of the Annuitant and while this contract continues, subject to the Annuitant's provided in this rider. Once a change of Beneficiary is Recorded by us, it will be effect as of the date of the request, subject to any payments made or other actions taken by us before the recording.

If no Beneficiary has been named by you, or none survives when the Annuitant dies, the interest of any Beneficiary will pass:

         a)  to the estate of the owner; or
         b) to the trustee or plan administrator of a trusteed Tax Qualified plan contract or further distribution in accordance with the plan.

ANNUITANT/CONTINGENT ANNUITANT

The Annuitant is the individual shown on the CONTRACT SPECIFICATIONS on whose life the first Annuity payment is made. The Annuitant may not be changed after the Contract Date except as may be provided hereunder.

No contingent annuitant is permitted under this contract.

DEATH OF ANNUITANT/DEATH OF OWNER WITH ANNUITANT SURVIVING

A death benefit is payable to the Beneficiary upon the death of the Annuitant before the Maturity Date. A death benefit is also payable under those Settlement Options which provide for death benefits. We will pay the Beneficiary the death benefit in a single sum as described below upon receiving Due Proof of Death. A Beneficiary may request that a death benefit payable under this contract be applied to a Settlement Option subject to the provisions of this contract.

MATURITY DATE

The Maturity Date is shown on the CONTRACT SPECIFICATIONS. This is the date on which we will begin paying you the first of a series of Annuity or Income payments in accordance with the Settlement Option elected by you. Annuity or Income payments will begin under this contract on the Maturity Date unless the contract has been fully surrendered or the proceeds have been paid to the Beneficiary prior to that date. We may require proof that the Annuitant is alive before Annuity payments are made. If no Maturity Date is specified, the automatic Maturity Date will be the date when the Annuitant reaches age 70.

Additionally, to the extent permitted by law, at least 30 days before the original Maturity Date, you may change the Maturity Date by Written Request to a later date with our consent.

ELECTION OF SETTLEMENT OPTIONS

On the Maturity Date, or other agreed upon date, we will pay the amount payable under this contract in one lump sum or in accordance with the Option elected by you. While the Annuitant is alive you may change your Settlement Option election by Written Request, but only before the Maturity Date. Once Annuity or Income payments have commenced, no further election changes are allowed.

If no election has been made on the Maturity Date and if the Annuitant is living and has a spouse, we will pay to you the first of a series of monthly Annuity payments based on the life of the Annuitant as primary payee and the Annuitant's spouse as secondary payee in accordance with Annuity Option 4. During the Annuitant's lifetime, if no election has been made and the Annuitant has no spouse on the Maturity Date, we will pay to you the first of a series of monthly Annuity payments based on the life of the Annuitant, in accordance with Annuity Option 2, with 120 monthly payments assured.

ELECTIVE DEFERRAL CONTRIBUTION LIMITS

In order to meet the qualification requirements of Code Section 403(b), elective deferral contributions may not exceed the limitations in effect under Code
Section 402(g).

This rule is an individual limitation that applies to all elective deferral plans, contracts or arrangements in the aggregate.

WITHDRAWAL RESTRICTIONS

To qualify as a contract which can defer compensation under a Code Section 403(b) plan or arrangement, the withdrawal restrictions under Code Section 403(b)(11) must be met.

Withdrawals attributable to contributions made pursuant to a salary reduction agreement may be paid only upon or after attainment of age 59 1/2, separation from service, death, total or permanent disability (as defined in Code Section 72(m)(7)) or in the case of hardship (as defined in the Treasury Regulations). The hardship exception applies only to the salary reduction contributions and not to any income attributable to such contribution.

These withdrawal restrictions apply to years beginning after December 31, 1988 but only with respect to assets other than those assets held as of the close of the last year beginning before January 1, 1989.

If contributions attributable to a custodial account described in Section 403(b)(7) of the Code are transferred to this contract, the following conditions, restrictions, and limitations apply:

         Withdrawals attributable to these transferred contributions may be paid only upon or after attainment of age 59 1/2, separation from service, death, or total and permanent disability (as defined in Code Section 72(m)(7)).

         Withdrawals on account of hardship may be made only with respect to assets attributable to a custodial account as of the close of the last year beginning before January 1, 1989 and amounts contributed thereafter under a salary reduction agreement but not to any income attributable to such conditions.

ELIGIBLE ROLLOVERS

To the extent you are otherwise eligible for a distribution under this contract, and provided the distribution is an eligible rollover distribution, you may elect to have such distribution or a portion of it paid directly to an eligible retirement plan. You must specify the eligible retirement plan to which such distribution is to be paid in a form and at such time acceptable to us. Such distribution shall be made as of a direct transfer to the eligible retirement plan so specified. Contract surrender penalties may apply to all rollovers.

Previously taxed amounts in this contract are not eligible for rollover. Amounts that are rolled over are taxed generally until later distributed. An eligible rollover distribution includes generally any taxable distribution or portion thereof from this contract except:

         a. any distribution which is one of a series of substantially equal periodic payments made not less frequently than annually and made to you for life or life expectancy or to you or your joint life beneficiary for joint lives or life expectancies, or for a specified period of 10 years or more, or

         b. any distribution which is a required distribution as described below under "MANDATORY DISTRIBUTION REQUIREMENTS."

An eligible retirement plan includes an individual retirement annuity or account described in Code Section 408. It also includes a tax sheltered annuity plan or arrangement under Code Section 403(b), provided it accepts eligible rollovers and is a defined contribution plan.

If you receive a distribution that is eligible for rollover, but you receive the check directly, then mandatory income tax withholding will be taken from the distribution. You may roll over the balance to an individual retirement annuity or account within 60 days of receipt, and may make up the amount withheld from other sources in the rollover in order to roll over the maximum without possible early distribution tax penalty on the amount of the tax withholding.

MANDATORY DISTRIBUTION REQUIREMENTS

In order to meet the qualification requirements of Code Section 403(b), all plans must meet the required mandatory distribution rules in Code Section 401(a)(9).

Code Section 401(a)(9) states that a plan will not be qualified unless the entire interest of each employee is distributed to such employee not later than the "required beginning date" or over the life or life expectancy of such employee or over the lives or joint life expectancy of such employee and a designated Beneficiary. Generally, the "required beginning date" means April 1 of the calendar year following the later of (1) the calendar year in which the employee attains age 70 1/2, or (2) the calendar year in which the employee retires, except that in the event that the employee is a 5% owner, the "required beginning date" is April 1 of the calendar year in which the employee attains age 70 1/2.

If the employee dies after the distribution has begun but before his/her entire interest has been distributed, the remaining interest must be paid out at least as rapidly as it was being paid out under the method of payment in effect at the time of death. If the employee dies before the distribution of his/her entire interest has begun, the entire interest must be distributed within five years after the employee's death or an Annuity payable over no longer than life or life expectancy must be distributed to an electing designated Beneficiary starting within one year of the employee's death. A spousal designated Beneficiary may elect to defer distributions until the employee would have attained the age of 70 1/2.

ADMINISTRATIVE COMPLIANCE

If changes in the Code and related law, regulations and rulings require a distribution greater than described above in order to keep this Annuity qualified under the Code, we will administer the contract in accordance with these laws, regulations and rulings. We will provide you with a revised rider describing any necessary changes, following all regulatory approvals.

AMENDMENT

Notwithstanding any provision in this contract or in the 403(b) plan of which this contract is a part, we reserve the right to amend or modify the contract or any rider or any endorsement thereto, to the extent necessary to comply with any law, regulation or other requirement in order to establish or maintain the qualified status of such plan. Any such amendment or modification may be made retroactively to conform to the requirements of such law, regulation or other requirement.


                                         THE TRAVELERS LIFE AND ANNUITY COMPANY

                                                         [SIG]

                                                       President